Exhibit 23.5

Consent of SFA (Oxford) Limited

SFA (Oxford) Limited (“SFA”) hereby consents to: (1) the use of its name and the reference to SFA’s report(s), estimates and the data in the registration statement on Form F-1 of Sedibelo Resources Limited (formerly Sedibelo Platinum Mines Ltd.) (the “Company”) and any amendments thereto (the “Registration Statement”) and any prospectus contained therein; and (2) the filing of this consent as an exhibit to the Registration Statement.

/s/ Henk de Hoop
Name: Henk de Hoop
Title: Chief Executive Officer
SFA (Oxford) Limited
Date: 1st July 2022